Exhibit 99.1

NPULSE TECHNOLOGIES, INC. 2012 STOCK INCENTIVE PLAN

1.	PURPOSE

The nPulse Technologies, Inc. 2012 Stock Incentive Plan is intended to promote the best interests of nPulse Technologies, Inc. (the “Corporation”) and its stockholders by (i) assisting the Corporation and its Affiliates in the recruitment and retention of persons with ability and initiative, (ii) providing an incentive to such persons to contribute to the growth and success of the Corporation’s businesses by affording such persons equity participation in the Corporation and (iii) associating the interests of such persons with those of the Corporation and its Affiliates and stockholders.

2.	DEFINITIONS

As used in this Plan the following definitions shall apply:

A. “Affiliate” means (i) any Subsidiary, (ii) any Parent, (iii) any entity (including, without limitation, a corporation, partnership or limited liability company) which is directly or indirectly controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Corporation or one of its Affiliates, (iv) any entity (including, without limitation, a corporation, partnership or limited liability company) which directly or indirectly controls fifty percent (50%) or more (whether by ownership of stock, assets or equivalent ownership interest or voting interest) of the Corporation or one of its Affiliates, and (v) any other entity in which the Corporation or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee. However, for purposes of granting Options or Stock Appreciation Rights, an entity shall not be treated as an Affiliate unless the Corporation holds a “controlling interest” in such entity, where the term “controlling interest” has the meaning provided in Treasury Regulation Section 1.414(c)-2(b)(2)(i), provided that the language “at least 50 percent” is used instead of “at least 80 percent” in Treasury Regulation Section 1.414(c)-2(b)(2)(i), and, provided further, that where the granting to such Participant of Options or Share Appreciation Rights with respect to the Common Stock is based upon a legitimate business criteria, the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treasury Regulations Section 1.414(c)-2(b)(2)(i).

B. “Board” means the Board of Directors of the Corporation.

C. “Cause” means (i) in the case where the Participant does not have an employment, consulting or similar agreement in effect with the Corporation or its Affiliate at the time of grant of the Option or Stock Award or where there is such an agreement but it does not define “cause” (or words of like import), conduct related to the Participant’s service to the Corporation or an Affiliate for which either criminal or civil penalties against the Participant may be sought, misconduct, insubordination, material violation of Corporation or its Affiliate’s policies, disclosing or misusing any confidential information or material concerning the Corporation or any Affiliate or material breach of any employment, consulting agreement or similar agreement, or (ii) in the case where the Participant has an employment agreement, consulting agreement or similar agreement in effect with the Corporation or its Affiliate at the time of grant of the Option or Stock Award that defines a termination for “cause” (or words of like import), “cause” as defined in such agreement; provided, however, that with regard to any agreement that defines “cause” on occurrence of or in connection with change of control, such definition of “cause” shall not apply until a change of control actually occurs and then only with regard to a termination thereafter.

D. “Code” means the Internal Revenue Code of 1986, and any amendments thereto.

E. “Committee” means the Board or any Committee of the Board to which the Board has delegated any responsibility for the implementation, interpretation or administration of the Plan.

F. “Common Stock” means the common stock, $0.0001 par value, of the Corporation.

G. “Consultant” means (i) any person performing consulting or advisory services for the Corporation or any Affiliate, or (ii) a director of an Affiliate.

H. “Continuous Service” means that the Participant’s service with the Corporation or an Affiliate, whether as an employee, Director or Consultant, is not interrupted or terminated. A Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Corporation or an Affiliate as an employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. The Participant’s Continuous Service shall be deemed to have terminated either upon an actual termination or upon the entity for which the Participant is performing services ceasing to be an Affiliate of the Corporation. The Committee shall determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Corporation, including sick leave, military leave or any other personal leave. Whether a termination of Continuous Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding and conclusive. In the event that any award under the Plan is treated as nonqualified deferred compensation subject to the provisions of Section 409A of the Code, a payment event by reason of a termination of Continuous Service shall, if necessary to comply with Section 409A of the Code, occur with respect to such award only if such termination of Continuous Service also qualifies as a separation from service within the meaning of Section 409A of the Code.

I. “Corporation” means nPulse Technologies, Inc., a Delaware corporation.

J. “Corporation Law” means the general corporation law of the jurisdiction of incorporation of the Corporation.

K. “Director” means a member of the Board.

L. “Disability” shall have the meaning provided for in Section 22(e)(3) of the Code or any successor statute thereto. In the event that any award under the Plan is treated as nonqualified deferred compensation subject to the provisions of Section 409A of the Code, a payment event by reason of a Disability shall, if necessary to comply with Section 409A of the Code, occur with respect to such award only if such Disability also qualifies the Participant as disabled within the meaning of Section 409A(a)(2)(C) of the Code.

M. “Eligible Person” means an employee of the Corporation or an Affiliate (including an entity that becomes an Affiliate after the adoption of this Plan), a Director or a Consultant to the Corporation or an Affiliate (including an entity that becomes an Affiliate after the adoption of this Plan).

N. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

O. “Fair Market Value” means, on any given date, the current fair market value of the shares of Common Stock as determined as follows:

(i) If the Common Stock is traded on The Nasdaq Stock Market or is listed on a national securities exchange, the closing price for the day of determination as quoted on such market or exchange which is the primary market or exchange for trading of the Common Stock or if no trading occurs on such date, the last day on which trading occurred, or such other appropriate date as determined by the Committee in its discretion, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and the low asked prices for the Common Stock for the day of determination; or

(iii) In the absence of an established market for the Common Stock, Fair Market Value shall be determined by the Committee in good faith; provided that Fair Market Value shall be determined in accordance with Section 422 of the Code or Section 409A of the Code, as appropriate, and the regulations and guidance thereunder.

P. “Incentive Stock Option” means an Option (or portion thereof) intended to qualify for special tax treatment under Section 422 of the Code.

Q. “Listing Date” means the date on which the Corporation has a class of equity securities registered under Section 12 of the Securities Act.

R. “Nonqualified Stock Option” means an Option (or portion thereof) which is not intended or does not for any reason qualify as an Incentive Stock Option.

S. “Option” means any option to purchase shares of Common Stock granted under this Plan.

T. “Parent” means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if each of the corporations (other than the Corporation) owns stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.

U. “Participant” means an Eligible Person who is selected by the Committee to receive an Option or a Stock Award and is party to a Stock Option Agreement or Stock Award Agreement required by the terms of such Option or Stock Award.

V. “Plan” means this nPulse Technologies, Inc. 2012 Stock Incentive Plan.

W. “Restricted Stock Award” means an award of Common Stock under Section 7.B.

X. “Securities Act” means the Securities Act of 1933, as amended.

Y. “Stock Award” means a Stock Bonus Award, Restricted Stock Award or Stock Appreciation Right.

Z. “Stock Appreciation Right” means an award of a right of the Participant under Section 7.C. to receive a payment based on the increase in the Fair Market Value of the shares of Common Stock covered by the award.

AA. “Stock Award Agreement” means an agreement (written or electronic) between the Corporation and a Participant setting forth the specific terms and conditions of a Stock Award granted to the Participant under Section 7. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan and shall include such terms and conditions as the Committee shall authorize.

BB. “Stock Bonus Award” means an award of Common Stock under Section 7.A.

CC. “Stock Option Agreement” means an agreement (written or electronic) between the Corporation and a Participant setting forth the specific terms and conditions of an Option granted to the Participant. Each Stock Option Agreement shall be subject to the terms and conditions of the Plan and shall include such terms and conditions as the Committee shall authorize.

DD. “Subsidiary” means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.

EE. “Ten Percent Owner” means any Eligible Person owning at the time an Option is granted more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of a Parent or Subsidiary. An individual shall, in accordance with Section 424(d) of the Code, be considered to own any voting stock owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors and lineal descendants and any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries.

3.	ADMINISTRATION

A. Delegation of Administration. The Board shall be the sole Committee of the Plan unless the Board delegates all or any portion of its authority to administer the Plan to another Committee. To the extent not prohibited by the charter or bylaws of the Corporation, the Board may delegate all or a portion of its authority to administer the Plan to a committee of the Board appointed by the Board and constituted in compliance with the Corporation Law. If permitted by the Corporation Law, and not prohibited by the charter or bylaws of the Corporation, the Board may also delegate all or a portion of its authority to administer the Plan to an officer or officers of the Corporation designated by the Board.

B. Powers of the Committee. Subject to the provisions of the Plan, and, in the case of a Committee appointed by the Board, the specific duties delegated to such Committee, the Committee shall have the authority to implement, interpret and administer the Plan. Such authority shall include, without limitation, the authority:

(i) To construe and interpret all provisions of this Plan and all Stock Option Agreements and Stock Award Agreements under this Plan.

(ii) To determine the Fair Market Value of Common Stock.

(iii) To select the Eligible Persons to whom Options or Stock Awards, are granted from time to time hereunder.

(iv) To determine the number of shares of Common Stock covered by an Option or Stock Award; determine whether an Option shall be an Incentive Stock Option or Nonqualified Stock Option; and determine such other terms and conditions, not inconsistent with the terms of the Plan, of each such Option or Stock Award. Such terms and conditions include, but are not limited to, the exercise price of an Option, purchase price of Common Stock subject to a Stock Award, the time or times when Options or Stock Awards may be exercised or Common Stock issued thereunder, the right of the Corporation to repurchase Common Stock issued pursuant to the exercise of an Option or a Stock Award and other restrictions or limitations (in addition to those contained in the Plan) on the forfeitability or transferability of Options, Stock Awards or Common Stock issued upon exercise of an Option or pursuant to a Stock Award. Such terms may include conditions shall be as determined by the Committee and need not be uniform with respect to Participants.

(v) To accelerate the time at which any Option or Stock Award may be exercised, or the time at which a Stock Award or Common Stock issued under the Plan may become transferable or nonforfeitable.

(vi) To amend, cancel, extend, renew, accept the surrender of, modify or accelerate the vesting of or lapse of restrictions on all or any portion of an outstanding Option or Stock Award and to reduce the exercise price of any Option. Except as specifically permitted by the Plan, the Stock Option Agreement or Stock Award Agreement or as required to comply with applicable law, regulation or rule, no amendment, cancellation or modification shall, without a Participant’s consent, adversely affect any rights of the

Participant; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Nonqualified Stock Option shall not be treated as adversely affecting the rights of the Participant.

(vii) To prescribe the form of Stock Option Agreements and Stock Award Agreements; to adopt policies and procedures for the exercise of Options or Stock Awards, including the satisfaction of withholding obligations; to adopt, amend, and rescind policies and procedures pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan.

The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee; provided that a Committee of the Board may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

C. Administration When Common Stock is Publicly Traded. On and following the Listing Date the Committee authorized by the Board to administer the Plan shall, if so determined by the Board, consist of solely two (2) or more Non-Employee Directors (within the meaning of Rule 16b-3 under the Exchange Act) and/or two (2) or more persons who qualify as Outside Directors (within the meaning of Treasury Regulations under Section 162(m) of the Code); provided that the Board may delegate administrative authority with respect to Eligible Persons who are not subject to Section 16 of the Exchange Act to a committee of other than Non-Employee Directors and/or to a committee of other than Outside Directors if either the Board determines not to comply with Section 162(m) or such authority is limited to Eligible Persons who are not then and are not reasonably expected to become Covered Employees (within the meaning of Section 162(m) of the Code).

4.	ELIGIBILITY

A. Eligibility for Awards. Nonqualified Stock Options and Stock Awards may be granted to any Eligible Person selected by the Committee. Incentive Stock Options may be granted only to employees of the Corporation or a Parent or Subsidiary.

B. Eligibility of Consultants. A Consultant shall be an Eligible Person only if the offer or sale of the Corporation’s securities would be exempt from registration under Rule 701 under the Securities Act prior to the date the Corporation is required to file reports under Section 13 or 15(d) of the Exchange Act, or eligible for registration on Form S-8 Registration Statement, on and following the date the Corporation is required to file reports under Section 13 or 15(d) of the Exchange Act, because, in either case, of the identity and nature of the service provided by such person, unless the Corporation determines that an offer or sale of the Corporation’s securities to such person will satisfy another exemption from the registration under the Securities Act and complies with the securities laws of all other jurisdictions applicable to such offer or sale.

C. Substitution Awards. The Committee may make Stock Awards and may grant Options under the Plan by assumption, substitution or replacement of performance shares, phantom shares, stock awards, stock options, stock appreciation rights or similar awards granted by another entity (including an Affiliate), if such assumption, substitution or replacement is in connection with an asset acquisition, stock acquisition, merger, consolidation or similar transaction involving the Corporation (and/or its Affiliate) and such other entity (and/or its affiliate). Notwithstanding any provision of the Plan (other than the maximum number of shares of Common Stock that may be issued under the Plan), the terms of such assumed, substituted or replaced Stock Awards or Options shall be as the Committee, in its discretion, determines is appropriate.

5.	COMMON STOCK SUBJECT TO PLAN

A. Share Reserve. Subject to adjustment as provided in Section 8, the maximum aggregate number of shares of Common Stock that may be (i) issued under this Plan pursuant to the exercise of Options, (ii) issued pursuant to Stock Bonus Awards and Restricted Stock Awards, and (iii) covered by Stock Appreciation Rights is four million (4,000,000) shares.

B. Reversion of Shares. If an Option or Stock Award is terminated, expires or becomes unexercisable, in whole or in part, for any reason, the unissued or unpurchased shares of Common Stock (or shares subject to an unexercised Stock Appreciation Right) which were subject thereto shall become available for future grant under the Plan. Shares of Common Stock that have been actually issued under the Plan shall not be returned to the share reserve for future grants under the Plan; except that shares of Common Stock issued pursuant to a Stock Award which are repurchased by the Corporation at the original purchase price of such shares, shall be returned to the share reserve for future grant under the Plan.

C. Source of Shares. Common Stock issued under the Plan may be shares of authorized and unissued Common Stock or shares of previously issued Common Stock that have been reacquired by the Corporation.

6.	OPTIONS

A. Award. In accordance with the provisions of Section 4, the Committee will designate each Eligible Person to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such Option. The Stock Option Agreement shall specify whether the Option is an Incentive Stock Option or Nonqualified Stock Option, the vesting schedule (if any) applicable to such Option and any other terms of such Option. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option. Shares of Common Stock issued pursuant to an Option may, but need not, be subject to a vesting schedule and may, but need not, be subject to a share repurchase option in favor of the Corporation as determined by the Committee.

B. Exercise Price. The exercise price per share for Common Stock subject to an Option shall be determined by the Committee, but shall comply with the following:

(i) The exercise price per share for Common Stock subject to a Nonqualified or Incentive Stock Option shall be determined by the Committee, provided that the exercise price per share for Common Stock subject shall be not less than one hundred percent (100%) of the Fair Market Value on the date of grant.

(ii) The exercise price per share for Common Stock subject to an Incentive Stock Option granted to a Participant who is deemed to be a Ten Percent Owner on the date such option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date of grant.

C. Maximum Option Period. The maximum period during which an Option may be exercised shall be determined by the Committee on the date of grant, except that no Option that is intended to be an Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date such Option was granted. In the case of an Incentive Stock Option that is granted to a Participant who is or is deemed to be a Ten Percent Owner on the date of grant, such Option shall not be exercisable after the expiration of five (5) years from the date of grant. The terms of any Option that is an Incentive Stock Option may provide that it is exercisable for a period less than such maximum period.

D. Maximum Value of Options which are Incentive Stock Options. To the extent that the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options granted to any person are exercisable for the first time during any calendar year (under all stock option plans of the Corporation and its Parent (if any) or any of its Subsidiaries) exceeds $100,000 (or such other amount provided in Section 422 of the Code), the Options are not Incentive Stock Options. For purposes of this section, the Fair Market Value of the Common Stock will be determined as of the time the Incentive Stock Option with respect to the Common Stock is granted. This section will be applied by taking Incentive Stock Options into account in the order in which they are granted.

E. Nontransferability. Options granted under this Plan which are intended to be Incentive Stock Options shall be nontransferable except by will or by the laws of descent and distribution and during the lifetime of the Participant shall be exercisable by only the Participant to whom the Incentive Stock Option is granted. If the Stock Option Agreement so provides or the Committee so approves, a Nonqualified Stock Option may be transferred by a Participant to the Participant’s children, stepchildren, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners; provided, however, that Participant may not receive any consideration for the transfer and such transfers are limited to the to the extent permitted by Rule 701 of the Securities Act. The holder of a Nonqualified Stock Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant. Except to the extent transferability of a Nonqualified Stock Option is provided for in the Stock Option Agreement or is approved by the Committee, during the lifetime of the Participant to whom the Nonqualified Stock Option is granted, such Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

F. Vesting and Termination of Continuous Service. A Stock Option Agreement may provide for rules for vesting and termination of the Option on a termination of Continuous Service. Except as provided in a Stock Option Agreement, the following rules shall apply:

(i) Subject to the rules of this paragraph, options will vest as provided in the Stock Option Agreement. An Option will be exercisable only to the extent that it is vested on the date of exercise. Vesting of an Option will cease on the date of the Participant’s termination of Continuous Service and the Option will be exercisable only to the extent the Option is vested on the date of termination of Continuous Service.

(ii) If the Participant’s termination of Continuous Service is for reason of death or Disability, the right to exercise the Option (to the extent vested) will expire on the earlier of (i) one (1) year after the date of the Participant’s termination of Continuous Service, or (ii) the expiration date under the terms of the Agreement. Until the expiration date, the Participant’s heirs, legatees or legal representative may exercise the Option, except to the extent the Option was previously transferred pursuant to Section 6.E.

(iii) If the Participant’s termination of Continuous Service is an involuntary termination without Cause or a voluntary termination (other than a voluntary termination described in Section 6.F(iv)), the right to exercise the Option (to the extent that it is vested) will expire on the earlier of (i) three (3) months after the date of the Participant’s termination of Continuous Service, or (ii) the expiration date under the terms of the Agreement. If the Participant’s termination of Continuous Service is an involuntary termination without Cause or a voluntary termination (other than a voluntary termination described in Section 6.F(iv)) and the Participant dies after his or her termination of Continuous Service but before the right to exercise the Option has expired, the right to exercise the Option (to the extent vested) shall expire on the earlier of (i) one (1) year after the date of the Participant’s termination of Continuous Service or (ii) the date the Option expires under the terms of the Stock Option Agreement, and, until expiration, the Participant’s heirs, legatees or legal representative may exercise the Option, except to the extent the Option was previously transferred pursuant to Section 6.E.

(iv) If the Participant’s termination of Continuous Service is for Cause or is a voluntary termination at any time after an event which would be grounds for termination of the Participant’s Continuous Service for Cause, the right to exercise the Option shall expire as of the date of the Participant’s termination of Continuous Service.

G. Exercise. An Option shall be exercised by completion, execution and delivery of notice (written or electronic) to Corporation of the Option which states (i) the Option holder’s intent to exercise the Option, (ii) the number of shares of Common Stock with respect to which the Option is being exercised, (iii) such other representations and agreements as may be required by the Corporation and (iv) the method for satisfying any applicable tax withholding as provided in Section 10. Such notice of exercise shall be provided on such form or by such method as the Committee may designate, and payment of the exercise price shall be made in accordance with Section 6.H. Subject to the provisions of this Plan and the applicable Stock Option Agreement, an Option may be exercised to the extent vested in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Stock Option Agreement with respect to the remaining shares subject to the Option. An Option may not be exercised with respect to fractional shares of Common Stock.

H. Payment. Unless otherwise provided by the Stock Option Agreement, payment of the exercise price for an Option shall be made in cash or a cash equivalent acceptable to the Committee. Payment of all or part of the exercise price of an Option may also be made, (i) with the consent of the Committee, by surrendering shares of Common Stock to the Corporation, (ii) with the consent of the Committee, by a full-recourse promissory note, (iii) if the Common Stock is traded on an established securities market, the payment of the exercise price by a broker-dealer or by the Option holder with cash advanced by the broker-dealer if the exercise notice is accompanied by the Option holder’s written irrevocable instructions to deliver the Common Stock acquired upon exercise of the Option to the broker-dealer, or (iv) any other method acceptable to the Committee and provided for in the Stock Option Agreement. If Common Stock is used to pay all or part of the exercise price, the sum of the cash or cash equivalent and the Fair Market Value (determined as of the date of exercise) of the shares surrendered must not be less than the exercise price of the shares for which the Option is being exercised. If all or part of the exercise price is to be paid with a full-recourse promissory note, the par value of the Common Stock, if newly issued, shall be paid in cash or cash equivalents. The shares received upon exercise of the Option shall be pledged as security for payment of the principal amount of the promissory note and interest thereon and the interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Committee (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

I. Buyout Provisions. The Committee may at any time offer to buy out an Option previously granted for a payment in cash, shares of Common Stock or other property. Such buyout offer shall be on such terms and conditions as the Committee shall determine.

J. Stockholder Rights. No Participant shall have any rights as a stockholder with respect to shares subject to an Option until the date of exercise of such Option and the certificate for shares of Common Stock to be received on exercise of such Option has been issued by the Corporation.

K. Disposition and Stock Certificate Legends for Incentive Stock Option Shares. A Participant shall notify the Corporation of any sale or other disposition of Common Stock acquired pursuant to an Incentive Stock Option if such sale or disposition occurs (i) within two (2) years of the grant of an Option or (ii) within one (1) year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Corporation. The Corporation may require that certificates evidencing shares of Common Stock purchased upon the exercise of Incentive Stock Option issued under the Plan be endorsed with a legend in substantially the following form:

The shares evidenced by this certificate may not be sold or transferred prior to             , 20        , in the absence of a written statement from the Corporation to the effect that the Corporation is aware of the facts of such sale or transfer.

The blank contained in this legend shall be filled in with the date that is the later of (i) one (1) year and one (1) day after the date of the exercise of such Incentive Stock Option or (ii) two (2) years and one (1) day after the grant of such Incentive Stock Option.

7.	STOCK AWARDS

A. Stock Bonus Awards. Each Stock Award Agreement for a Stock Bonus Award shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of Stock Award Agreements for Stock Bonus Awards may change from time to time, and the terms and conditions of separate Stock Bonus Awards need not be identical, but each Stock Bonus Award shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Stock Bonus Award may be granted in consideration for past services actually rendered to the Corporation or an Affiliate for its benefit.

(ii) Vesting. Shares of Common Stock granted under the Stock Bonus Award may, but need not, be subject to a vesting schedule and may, but need not, be subject to a share repurchase option in favor of the Corporation as determined by the Committee.

(iii) Participant’s Termination of Service. In the event of a Participant’s termination of Continuous Service, the Corporation may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Stock Bonus Award.

(iv) Transferability. Rights to acquire shares of Common Stock under the Stock Bonus Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Award Agreement, as the Committee shall determine in its discretion, so long as Common Stock granted under the Stock Bonus Award remains subject to the terms of the Stock Award Agreement.

B. Restricted Stock Awards. Each Stock Award Agreement for a Restricted Stock Award shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of the Stock Award Agreements for Restricted Stock Awards may change from time to time, and the terms and conditions of separate Restricted Stock Awards need not be identical, but each Restricted Stock Award shall include (through incorporation of the provisions hereof by references in the agreement or otherwise) the substance of each of the following provisions.

(i) Purchase Price. The purchase price, if any, of a Restricted Stock Award shall be determined by the Committee.

(ii) Consideration. The purchase price of Common Stock acquired pursuant to the Restricted Stock Award shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Committee, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Committee in its discretion; provided, however, that payment of the Common Stock’s “par value” shall not be made by deferred payment.

(iii) Vesting. Shares of Common Stock acquired under a Restricted Stock Award may, but need not, be subject to a share repurchase option in favor of the Corporation in accordance with a vesting schedule to be determined by the Committee.

(iv) Participant’s Termination of Service. In the event of a Participant’s termination of Continuous Service, the Corporation may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Stock Award Agreement for such Restricted Stock Award.

(v) Transferability. Rights to acquire shares of Common Stock under a Restricted Stock Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Award

Agreement for such Restricted Stock Award, as the Committee shall determine in its discretion, so long as Common Stock granted under the Restricted Stock Award remains subject to the terms of the Stock Award Agreement.

C. Stock Appreciation Rights. Each Stock Award Agreement for Stock Appreciation Rights shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of Stock Appreciation Rights may change from time to time, and the terms and conditions of separate Stock Appreciation Rights need not be identical, but each Stock Appreciation Right shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Benefit Provided. Each Stock Appreciation Right shall provide the Participant with the right to receive payment in cash or shares of Common Stock having a Fair Market Value, as designated in the Stock Award Agreement for such Stock Appreciation Rights, of an amount equal to the difference between the Fair Market Value of the Common Stock as of the date of grant of the Stock Appreciation Right and the Fair Market Value of the Common Stock on the date of exercise of such Stock Appreciation Right.

(ii) Tandem Awards. Stock Appreciation Rights may be granted either alone or a tandem with other awards, including Options, under the Plan.

(iii) Vesting. The Stock Award Agreement for a Stock Appreciation Right shall provide the vesting schedule applicable to such award and may, but need not, provide that shares of Common Stock acquired upon exercising a Stock Appreciation Right are subject to a repurchase option in favor of the Corporation.

(iv) Participant’s Termination of Service. In the event of a Participant’s termination of Continuous Service, the Corporation may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Stock Appreciation Right.

(v) Transferability. Rights to acquire cash or shares of Common Stock under a Stock Appreciation Rights shall be nontransferable except by will or by the laws of descent and distribution and during the lifetime of the Participant shall be exercisable by only the Participant to whom the Stock Appreciation Rights are granted.

8.	CHANGES IN CAPITAL STRUCTURE

A. No Limitations of Rights. The existence of outstanding Options or Stock Awards shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

B. Changes in Capitalization. If the Corporation shall effect a subdivision, consolidation or reclassification of shares or other capital readjustment, a stock split, a reverse stock split, the payment of a dividend in stock of the Corporation, a spin-off, the payment of an extraordinary dividend or distribution in a form other than stock of the Corporation in an amount that has a material effect on the fair market value of the Common Stock, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving consideration therefore in money, services or property, then (i) the number, class, and per share price of shares of Common Stock subject to outstanding Options and Stock Awards hereunder and (ii) the number and class of shares then reserved for issuance under the Plan and the maximum number of shares for which awards may be granted to a

Participant during a specified time period shall be appropriately and proportionately adjusted. The conversion of convertible securities of the Corporation shall not be treated as effected “without receiving consideration.” The Committee shall make such adjustments, and its determinations shall be final, binding and conclusive. Any such adjustment of an Option or Stock Award which not subject to Section 409A of the Code shall be made in a manner which does not result in the Option or Stock Award being subject to Section 409A.

C. Merger, Consolidation or Asset Sale. In the event that the Corporation is a party to a merger or other consolidation, or in the event of a transaction providing for the sale of all or substantially all of the Corporation’s stock or assets, outstanding Options and Stock Awards shall be subject to the agreement of merger, consolidation or sale. Such agreement may provide for one or more of the following: (i) the continuation of the outstanding Options and Stock Awards by the Corporation, if the Corporation is a surviving entity; (ii) the assumption of outstanding Options and Stock Awards by the surviving entity or its parent; (iii) the substitution by the surviving entity or its parent of options or other awards with substantially the same terms for such outstanding Options and Stock Awards; (iv) exercisability of such outstanding Options and Stock Awards to the extent vested and exercisable under the terms of the Stock Option Agreement or Stock Award Agreement followed by the cancellation of such Options or Stock Award (whether or not then exercisable); or (v) settlement of the full value of the outstanding Options and Stock Awards to the extent vested and exercisable under the terms of the Stock Option Agreement or Stock Award Agreement, with payment made in cash, cash equivalents or other property as determined by the Committee, and the cancellation of such Options and Stock Award (whether or not then exercisable). The value of any property provided in the settlement shall be determined by the Committee, and the Committee may provide for the payment of the value of a cancelled Option or Stock Award to be made on a delayed basis in recognition of escrows, earn-outs, or other contingencies or holdbacks applicable to holders of Common Stock in connection with the transaction. In each case, the surviving or acquiring entity or its parent may choose to assume or continue only a portion of an Option or Stock Award or substitute a similar award for only a portion of an Option or Stock Award, or may assume, continue or substitute some Options or Stock Awards and not others. The actions under this paragraph shall be effected in a manner which does not result in an Option or Stock Award which is not subject to Section 409A of the Code being subject to taxation under Section 409A of the Code.

D. Limitation on Adjustment. Except as previously expressly provided, neither the issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, nor the increase or decrease of the number of authorized shares of stock, nor the addition or deletion of classes of stock, shall affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Common Stock then subject to outstanding Options or Stock Awards.

9.	WITHHOLDING OF TAXES

The Corporation or an Affiliate shall have the right, before any certificate for any Common Stock is delivered, to deduct or withhold from any payment owed to a Participant any amount that is necessary in order to satisfy any withholding requirement that the Corporation or Affiliate in good faith believes is imposed upon it in connection with Federal, state, or local taxes, including transfer taxes, as a result of the issuance of, or lapse of restrictions on, such Common Stock, or otherwise require such Participant to make provision for payment of any such withholding amount. Subject to such conditions as may be established by the Committee, the Committee may permit a Participant to (i) have Common Stock otherwise issuable under an Option or Stock Award withheld to the extent necessary to comply with minimum statutory withholding rate requirements for supplemental income, (ii) tender back to the Corporation shares of Common Stock received pursuant to an Option or Stock Award to the extent necessary to comply with minimum statutory withholding rate requirements for supplemental income, (iii) deliver to the Corporation previously acquired Common Stock, (iv) have funds withheld from payments of wages, salary or other cash compensation due the Participant, or (v) pay the Corporation or its Affiliate in cash, in order to satisfy part or all of the obligations for any taxes required to be withheld or otherwise deducted and paid by the Corporation or its Affiliate with respect to the Option or Stock Award.

10.	COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

A. General Requirements. No Option or Stock Award shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Corporation is a party, and the rules of all domestic stock exchanges or quotation systems on which the Corporation’s shares may be listed. The Corporation shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted or for which an Option or Stock Award is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option or Stock Award shall be exercisable, no Stock Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Corporation has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

B. Voting and Dividend Rights. Except as provided in the award agreement, the holders of shares of Common Stock acquired under the Plan shall have the same voting, dividend and other rights as the Corporation’s other stockholders. Furthermore, a Stock Bonus Agreement or Restricted Stock Agreement, however, may require that the holders of shares of Common Stock invest any cash dividends received in additional shares of Common Stock. Such additional shares shall be subject to the same conditions and restrictions as the award with respect to which the dividends were paid.

C. Participant Representations. The Committee may require that a Participant, as a condition to receipt or exercise of a particular award, execute and deliver to the Corporation a written statement, in form satisfactory to the Committee, in which the Participant represents and warrants that the shares are being acquired for such person’s own account, for investment only and not with a view to the resale or distribution thereof. The Participant shall, at the request of the Committee, be required to represent and warrant in writing that any subsequent resale or distribution of shares of Common Stock by the Participant shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act of 1933, which registration statement has become effective and is current with regard to the shares being sold, or (ii) a specific exemption from the registration requirements of the Securities Act of 1933, but in claiming such exemption the Participant shall, prior to any offer of sale or sale of such shares, obtain a prior favorable written opinion of counsel, in form and substance satisfactory to counsel for the Corporation, as to the application of such exemption thereto.

D. Foreign Participants. In order to facilitate the making of any award or combination of awards under the Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals, or who are employed by the Company or any Affiliate outside of the United States, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Plan, including “sub-plans” to the Plan, as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements, alternative versions or sub-plans shall include any provisions that are inconsistent with the Plan, unless the Plan may be amended to eliminate such inconsistency without further approval by the stockholders of the Company.

11.	GENERAL PROVISIONS

A. Effect on Employment and Service. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall (i) confer upon any individual any right to continue in the employ or service of the Corporation or an Affiliate, (ii) in any way affect any right and power of the Corporation or an Affiliate to change an individual’s duties or terminate the employment or service of any individual at any time with or without assigning a reason therefore or (iii) except to the extent the Committee grants an Option or Stock Award to such individual, confer on any individual the right to participate in the benefits of the Plan.

B. Use of Proceeds. The proceeds received by the Corporation from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

C. Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Corporation shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Corporation to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Corporation shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Corporation.

D. 409A Compliance. It is the intent of the Corporation that all awards under the Plan that constitute “nonqualified deferred compensation” within the meaning of Code Section 409A will satisfy the requirements of that section, and that all awards under the Plan that can qualify for an exemption from the definition of “nonqualified deferred compensation” under that section, including but not limited to Options, Stock Appreciation Rights and Restricted Stock Awards, will do so unless the Committee has determined otherwise. Accordingly, the terms of the Plan and Award Agreements shall be interpreted in a manner consistent with Code Section 409A and regulations thereunder.

E. Rules of Construction. Headings are given to the Sections of this Plan solely as a convenience to facilitate reference, and shall not be used in interpreting, construing or enforcing any provision hereof. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

F. Choice of Law. The Plan and, except to the extent that a Stock Option Agreement or Stock Award Agreement otherwise provides, all Stock Option Agreements and Stock Award Agreements entered into under the Plan shall be governed by and interpreted under the laws of the state of incorporation of Corporation excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the laws of the jurisdiction of incorporation of the Corporation.

12.	AMENDMENT AND TERMINATION

The Board may amend or terminate this Plan from time to time; provided, however, that stockholder approval shall be required for any amendment that (i) increases the aggregate number of shares of Common Stock that may be issued under the Plan or (ii) changes the class of employees eligible to receive Incentive Stock Options, Except as specifically permitted by the Plan, Stock Option Agreement or Stock Award Agreement or as required to comply with applicable law, regulation or rule, no amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Option or Stock Award outstanding at the time such amendment is made; provided, however, that an amendment that may cause an Incentive Stock Option to become a Nonqualified Stock Option, and any amendment that is required to comply with the rules applicable to Incentive Stock Options, shall not be treated as adversely affecting the rights of the Participant. Stockholder approval shall also be required for any amendment if such approval is required by the terms of any applicable law, regulation, or rule, including, without limitation, any stock market or securities on which the Common Stock is publicly traded. Each such amendment shall be subject to the approval of the stockholders of the Corporation within twelve (12) months of the date such amendment is adopted by the Board.

13.	EFFECTIVE DATE OF PLAN AND DURATION OF PLAN

A. The Plan shall become effective as of February 16, 2012 upon adoption by the Board, subject to approval within twelve (12) months by the stockholders holding of a majority of the voting power of shares of entitled to vote thereon. Unless and until the plan has been approved the stockholders of the Corporation, no Option or Stock Award may be exercised, and no shares of Common Stock may be issued under the Plan. In the event that the stockholders of the Corporation shall not approve the Plan within such twelve (12) month period, the Plan and any previously granted Option or Stock Award shall terminate.

B. Unless previously terminated, the Plan will terminate ten (10) years after the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders, except that Options and Stock Awards that are granted under the Plan prior to its termination will continue to be administered under the terms of the Plan until the Options and Stock Awards terminate or are exercised.

* * * *

Certification

The undersigned,                                         , corporate secretary of nPulse Technologies, Inc. (the “Corporation”) hereby certifies that the attached copy of the nPulse Technologies, Inc. 2012 Stock Incentive Plan (the “Plan”) is a true and correct copy of the Plan as adopted by the Board of Directors of the Corporation on                     , 20        .

Secretary of the Corporation

NPULSE TECHNOLOGIES, INC. 2012 STOCK INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

nPulse Technologies, Inc. (the “Corporation”) hereby grants you the following Option to purchase shares of its common stock (“Shares”). The terms and conditions of this Option are set forth in the Stock Option Agreement and the nPulse Technologies, Inc. 2012 Stock Incentive Plan (the “Plan”), both of which are attached to, and made a part of, this document.

Date of Grant:

Name of Optionee:

Number of Option Shares:

Exercise Price per Share:

Vesting Start Date:

Type of Option:

Vesting Schedule:

Subject to the terms and conditions set forth in Section 2 of the Stock Option Agreement, the Option vests with respect to the first 25% of the Shares when the Optionee completes 12 months of Continuous Service after the Vesting Start Date, and with respect to an additional 1/48th of the Shares when the Optionee completes each full month of Continuous Service thereafter.

In the event of a Change in Control, as defined below, during your period of Continuous Service, the Option shall accelerate and vest with respect to 100% of the Shares covered by the Option. For purposes of this Agreement, “Change in Control” means: (i) an individual, person, general partnership, limited partnership, limited liability partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association, foreign trust, foreign business organization or other entity, together with any affiliate of the foregoing (other than (x) the Corporation, (y) any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or (z) a shareholder of the Corporation as of the date of this Agreement, an immediate family member of such shareholder or a trust or other entity owned solely by or for the benefit of any such persons ) (a “Person”) acquires (other than solely by reason of a repurchase of voting securities by the Corporation) more than 50% of the combined voting power of the Corporation’s then total outstanding voting securities; (ii) there is consummated a merger or consolidation of the Corporation with any other corporation or other entity, other than (A) a merger or consolidation which results in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined

NPULSE TECHNOLOGIES, INC. 2012 STOCK INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

voting power of the securities of the Corporation or such surviving entity or any direct or indirect parent thereof outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation (meaning that such Person is entitled to the benefits of ownership although such Person does have possession of or title to such securities) (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its affiliates) representing 50% or more of the combined voting power of the Corporation’s then outstanding securities; or (iii) the stockholders of the Corporation approve a plan of complete liquidation or dissolution; provided, however, that in no event shall an initial public offering of the capital stock of the Corporation constitute a Change in Control for purposes of this Agreement.

By signing this document, you acknowledge receipt of a copy of the Plan and Stock Option Agreement (and exhibits thereto), and agree that (a) you have carefully read, fully understand and agree to all of the terms and conditions described in the attached Stock Option Agreement, the Plan document and “Notice of Exercise and Common Stock Purchase Agreement” (the “Exercise Notice”); (b) you hereby make the purchaser’s investment representations contained in the Exercise Notice with respect to the grant of this Option; (c) you understand and agree that this Notice of Stock Option Grant, the Stock Option Agreement, including its attachments, constitutes the entire understanding between you and the Corporation regarding this Option, and that any prior agreements, commitments or negotiations concerning this Option are replaced and superseded; and (d) you have been given an opportunity to consult your own legal and tax counsel with respect to all matters relating to this Option prior to signing this Notice of Stock Option Grant and that you have either consulted such counsel or voluntarily declined to consult such counsel.

NPULSE TECHNOLOGIES, INC.

By:

Its:

NPULSE TECHNOLOGIES, INC. 2012 STOCK INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

NPULSE TECHNOLOGIES, INC.

2012 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

SECTION 1.	KIND OF OPTION.

This Option is intended to be either an incentive stock option intended to meet the requirements of section 422 of the Internal Revenue Code (an “ISO”) or a non-statutory option (an “NSO”), which is not intended to meet the requirements of an ISO, as indicated in the Notice of Stock Option Grant. Even if this Option is designated as an ISO, it shall be deemed to be an NSO to the extent required by the $100,000 annual limitation under Section 422(d) of the Code.

SECTION 2.	VESTING.

Subject to the terms and conditions of the Plan and this Stock Option Agreement (the “Agreement”), your Option will be exercisable with respect to the Shares that have become vested in accordance with the schedule set forth in the Notice of Stock Option Grant. If your Option is granted in consideration of your service to the Corporation of an Affiliate, after your Continuous Service terminates for any reason, vesting of your Shares subject to such Option immediately stops and such Option expires immediately as to the number of Shares that are not vested as of the date your Continuous Service terminates.

SECTION 3.	TERM.

Your Option will expire in any event at the close of business at Corporation headquarters on ten (10) years after the Date of Grant; provided, however, that if your Option is an ISO it will expire five (5) years after the Date of Grant if the Option is an ISO and you are or are deemed to be a Ten-Percent Owner (the “Expiration Date”). Also, your Option will expire earlier if your Continuous Service terminates, as described below.

SECTION 4.	REGULAR TERMINATION.

(a)	If your Service terminates for any reason except death, Disability or Cause or when grounds for your termination for Cause exists, the vested portion of your Option will expire at the close of business at Corporation headquarters on the date that is three (3) months after your termination of Continuous Service. During that three (3) month period, you may exercise the portion of your Option that was vested on your termination date. Notwithstanding the foregoing, the Option may not be exercised after the Expiration Date determined under Section 3 above.

(b)

If your Continuous Service is terminated for Cause or you voluntarily terminate when grounds for your termination for Cause exists, your Option will expire immediately upon your termination of service. “Cause” means (i) in the case where you do not have an employment agreement, consulting agreement or similar agreement in effect with the Corporation or its Affiliate at the time of grant of the Option or where there is such an agreement but it does not define “Cause” (or words of like import), conduct related to your service to the Corporation or an Affiliate for which either criminal or civil penalties against you may be sought, misconduct, insubordination, material violation of the

NPULSE TECHNOLOGIES, INC. 2012 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

Corporation’s or its Affiliate’s policies, disclosing or misusing any confidential information or material concerning the Corporation or an Affiliate or material breach of any employment agreement, consulting agreement or similar agreement, or (ii) in the case where you have an employment agreement, consulting agreement or similar agreement in effect with the Corporation or an Affiliate at the time of grant of the Option that defines a termination for “cause” (or words of like import), as defined in such agreement; provided, however, that with regard to any agreement that defines “cause” on occurrence of or in connection with change of control, such definition of “cause” shall not apply until a change of control actually occurs and then only with regard to a termination thereafter.

(c)	If your Option is an ISO and you exercise it more than three (3) months after termination of your Service as an Employee for any reason other than death or a Disability expected to result in death or to last for a continuous period of at least twelve (12) months, your Option will cease to be eligible for ISO tax treatment.

(d)	Your Option will cease to be eligible for ISO tax treatment if you exercise it more than three (3) months after the 90th day of a bona fide leave of absence approved by the Corporation, unless you return to employment immediately upon termination of such leave or your right to reemployment after your leave was guaranteed by statute or contract.

SECTION 5.	DEATH.

If you die while in Service with the Corporation, the vested portion of your Option will expire at the close of business at Corporation headquarters on the date twelve (12) months after the date of your death. During that twelve (12) month period, your estate, legatees or heirs may exercise that portion of your Option that was vested on the date of your death. Notwithstanding the foregoing, the Option may not be exercised after the Expiration Date determined under Section 3 above.

SECTION 6.	DISABILITY.

(a)	If your Service terminates because of a Disability, the vested portion of your Option will expire at the close of business at Corporation headquarters on the date twelve (12) months after your termination date. During that twelve (12) month period, you may exercise that portion of your Option that was vested on the date of your Disability. “Disability” means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be reasonably expected to result in death or which has lasted or can be expected to last for a continuous period of not less than one (1) year. Notwithstanding the foregoing, the Option may not be exercised after the Expiration Date determined under Section 3 above.

(b)	If your Option is an ISO and your Disability is not expected to result in death or to last for a continuous period of at least twelve (12) months, your Option will be eligible for ISO tax treatment only if it is exercised within three (3) months following the termination of your Service as an Employee.

SECTION 7.	EXERCISING YOUR OPTION.

To exercise your Option, you must execute the Notice of Exercise and Common Stock Purchase Agreement (the “Exercise Notice”), attached as Exhibit A. You must submit this form, together with full

NPULSE TECHNOLOGIES, INC. 2012 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

payment, to the Corporation. Your exercise will be effective when it is received by the Corporation. If someone else wants to exercise your Option after your death, that person must prove to the Corporation’s satisfaction that he or she is entitled to do so.

SECTION 8.	PAYMENT FORMS.

When you exercise your Option, you must include payment of the Exercise Price for the Shares you are purchasing in cash or cash equivalents. Alternatively, you may pay all or part of the Exercise Price by surrendering, or attesting to ownership of, Shares already owned by you, unless such action would cause the Corporation to recognize any (or additional) compensation expense with respect to the Option for financial reporting purposes. Such Shares shall be surrendered to the Corporation in good form for transfer and shall be valued at their Fair Market Value on the date of Option exercise. To the extent that a public market for the Shares exists and to the extent permitted by applicable law, in each case as determined by the Corporation, you also may exercise your Option by delivery (on a form prescribed by the Corporation) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Corporation in payment of the aggregate Exercise Price and, if requested, applicable withholding taxes. The Corporation will provide the forms necessary to make such a cashless exercise.

SECTION 9.	TAX WITHHOLDING AND REPORTING.

(a)	You will not be allowed to exercise this Option unless you pay, or make acceptable arrangements to pay, any taxes required to be withheld as a result of the Option exercise or the sale of Shares acquired upon exercise of this Option. You hereby authorize withholding from payroll or any other payment due you from the Corporation or your employer to satisfy any such withholding tax obligation.

(b)	If you sell or otherwise dispose of any of the Shares acquired pursuant to an ISO on or before the later of (i) two (2) years after the grant date, or (ii) one (1) year after the exercise date, you shall immediately notify the Corporation in writing of such disposition.

SECTION 10.	RIGHT OF FIRST REFUSAL, COMPANY PURCHASE RIGHTS AND DRAG ALONG.

In the event that you propose to sell, pledge or otherwise transfer to a third party any Shares acquired under this Agreement, or any interest in such Shares, the Corporation shall have a “Right of First Refusal” with respect to such Shares in accordance with the provisions of the Exercise Notice. In accordance with the Exercise Notice, the Shares you receive on exercise will also be subject to the terms of the “Corporation Purchase Rights” in the event of your termination of Continuous Service and Drag Along Rights upon a sale of the Corporation.

SECTION 11.	RESALE RESTRICTIONS/MARKET STAND-OFF.

In connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the U.S. Securities Act of 1933, as amended, including the Corporation’s initial public offering, you may be prohibited from engaging in any transaction with respect to any of the Corporation’s common stock without the prior written consent of the Corporation or its underwriters in accordance with the provisions of the Exercise Notice.

NPULSE TECHNOLOGIES, INC. 2012 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

SECTION 12.	TRANSFER OF OPTION.

Prior to your death, only you may exercise this Option. This Option and the rights and privileges conferred hereby cannot be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may, however, dispose of this Option in your will. Regardless of any marital property settlement agreement, the Corporation is not obligated to honor an Exercise Notice from your spouse or former spouse, nor is the Corporation obligated to recognize such individual’s interest in your Option in any other way. Notwithstanding the foregoing, however, to the extent permitted by the Board in its sole discretion, an NSO may be transferred by you to one or more family members or to a trust established for your benefit and/or one or more of your family members to the extent permitted by the Plan.

SECTION 13.	RETENTION RIGHTS.

This Agreement does not give you the right to be retained by the Corporation in any capacity. The Corporation reserves the right to terminate your Service at any time and for any reason without thereby incurring any liability to you.

SECTION 14.	STOCKHOLDER RIGHTS.

Neither you nor your estate or heirs have any rights as a stockholder of the Corporation until a certificate for the Shares acquired upon exercise of this Option has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

SECTION 15.	ADJUSTMENTS.

In the event of a stock split, a stock dividend or a similar change in the Corporation’s Stock, the number and class of Shares covered by this Option and the Exercise Price per share may be adjusted pursuant to the Plan. Your Option shall be subject to the terms of the agreement of merger, liquidation, or reorganization or sale of substantially all of the Corporation’s assets in the event the Corporation is subject to such corporate activity as set forth in the Plan.

SECTION 16.	LEGENDS.

All certificates representing the Shares issued upon exercise of this Option shall, where applicable, have endorsed thereon the following legends:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF U.S. FEDERAL AND STATE OR APPLICABLE FOREIGN SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER U.S. FEDERAL AND STATE OR APPLICABLE FOREIGN SECURITIES LAWS IS NOT REQUIRED.

NPULSE TECHNOLOGIES, INC. 2012 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE INITIAL HOLDER HEREOF. SUCH AGREEMENT PROVIDES FOR CERTAIN TRANSFER RESTRICTIONS, INCLUDING RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SECURITIES. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.

If the Option is an ISO, then the following legend should be included:

THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED UPON EXERCISE OF AN INCENTIVE STOCK OPTION, AND THE COMPANY MUST BE NOTIFIED IF THE SHARES SHALL BE TRANSFERRED BEFORE THE LATER OF THE TWO (2) YEAR ANNIVERSARY OF THE DATE OF GRANT OF THE OPTION OR THE ONE (1) YEAR ANNIVERSARY OF THE DATE ON WHICH THE OPTION WAS EXERCISED. THE REGISTERED HOLDER MAY RECOGNIZE ORDINARY INCOME IF THE SHARES ARE TRANSFERRED BEFORE SUCH DATE.

SECTION 17.	TAX DISCLAIMER.

You agree that you are responsible for consulting your own tax advisor as to the tax consequences associated with your Option. The tax rules governing options are complex, change frequently and depend on the individual taxpayer’s situation. For your information, a memorandum that briefly summarizes current U.S. federal income tax law relating to certain aspects of stock options is attached hereto as Exhibit B. Please note that this memorandum does not purport to be complete. Although the Corporation will make available to you general tax information about stock options, you agree that the Corporation shall not be held liable or responsible for making such information available to you and any tax or financial consequences that you may incur in connection with your Option.

In addition, as noted in Exhibit B, options granted at a discount from fair market value may be considered “deferred compensation” subject to adverse tax consequences under Section 409A of the Internal Revenue Code, which is generally effective January 1, 2005. The Board has made a good faith determination that the exercise price per share of the Option is not less than the fair market value of the Shares underlying your Option on the Date of Grant. It is possible, however, that the Internal Revenue Service could later challenge that determination and assert that the fair market value of the Shares underlying your Option was greater on the Date of Grant than the exercise price determined by the Board, which could result in immediate income tax upon the vesting of your Option (whether or not exercised) and a twenty percent (20%) tax penalty, as well as the loss of incentive stock option status (if applicable). The Corporation gives no assurance that such adverse tax consequences will not occur and specifically assumes no responsibility therefor. By accepting this Option, you acknowledge that any tax liability or other adverse tax consequences to you resulting from the grant of the Option will be the responsibility of, and will be borne entirely by, you. YOU ARE THEREFORE ENCOURAGED TO CONSULT YOUR OWN TAX ADVISOR BEFORE ACCEPTING THE GRANT OF THIS OPTION.

SECTION 18.	THE PLAN AND OTHER AGREEMENTS.

The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan. The Notice of Stock Option Grant, this Agreement, including its attachments, and the Plan constitute the entire understanding between you and the Corporation regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded.

NPULSE TECHNOLOGIES, INC. 2012 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

SECTION 19.	MISCELLANEOUS PROVISIONS.

(a)	You understand and acknowledge that (i) the Plan is entirely discretionary, (ii) the Corporation and your employer have reserved the right to amend, suspend or terminate the Plan at any time, (iii) the grant of an option does not in any way create any contractual or other right to receive additional grants of options (or benefits in lieu of options) at any time or in any amount and (iv) all determinations with respect to any additional grants, including (without limitation) the times when options will be granted, the number of Shares offered, the Exercise Price and the vesting schedule, will be at the sole discretion of the Corporation.

(b)	The value of this Option shall be an extraordinary item of compensation outside the scope of your employment contract, if any, and shall not be considered a part of your normal or expected compensation for purposes of calculating severance, resignation, redundancy or end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(c)	You understand and acknowledge that participation in the Plan ceases upon termination of your Continuous Service for any reason, except as may explicitly be provided otherwise in the Plan or this Agreement.

(d)	You hereby authorize and direct your employer to disclose to the Corporation or any Affiliate any information regarding your employment, the nature and amount of the your compensation and the fact and conditions of your participation in the Plan, as your employer deems necessary or appropriate to facilitate the administration of the Plan.

(e)	You consent to the collection, use and transfer of personal data as described in this Subsection. You understand and acknowledge that the Corporation, your employer and the Corporation’s other Affiliates hold certain personal information regarding you for the purpose of managing and administering the Plan, including (without limitation) your name, home address, telephone number, date of birth, social insurance number, salary, nationality, job title, any Shares or directorships held in the Corporation and details of all options or any other entitlements to Shares awarded, canceled, exercised, vested, unvested or outstanding in the your favor (the “Data”). You further understand and acknowledge that the Corporation and/or its Affiliates will transfer Data among themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan and that the Corporation and/or any Affiliate may each further transfer Data to any third party assisting the Corporation in the implementation, administration and management of the Plan. You understand and acknowledge that the recipients of Data may be located in the United States or elsewhere. You authorize such recipients to receive, possess, use, retain and transfer Data, in electronic or other form, for the purpose of administering your participation in the Plan, including a transfer to any broker or other third party with whom you elect to deposit Shares acquired under the Plan of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on your behalf. You may, at any time, view the Data, require any necessary modifications of Data or withdraw the consents set forth in this Subsection by contacting the Human Resources Department of the Corporation in writing.

NPULSE TECHNOLOGIES, INC. 2012 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

SECTION 20.	APPLICABLE LAW.

This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice of law provisions).

NPULSE TECHNOLOGIES, INC. 2012 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

EXHIBIT A

NPULSE TECHNOLOGIES, INC. 2012 STOCK INCENTIVE PLAN

NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

THIS AGREEMENT is dated as of                     ,             , between nPulse Technologies, Inc. (the “Corporation”), and                     (“Purchaser”).

W I T N E S S E T H:

WHEREAS, the Corporation granted Purchaser a stock option on                     ,             , (the “Date of Grant”) pursuant to a stock option agreement (the “Option Agreement”) under which Purchaser has the right to purchase up to             shares of the Corporation’s common stock (the “Option Shares”); and

WHEREAS, the Option is exercisable with respect to certain of the Option Shares as of the date hereof; and

WHEREAS, pursuant to the Option Agreement, Purchaser desires to purchase shares of the Corporation as herein described, on the terms and conditions set forth in this Agreement, the Option Agreement and the nPulse Technologies, Inc. 2012 Stock Incentive Plan (the “Plan”). Certain capitalized terms used in this Agreement are defined in the Plan.

NOW, THEREFORE, it is agreed between the parties as follows:

SECTION 1.	PURCHASE OF SHARES.

(a) Pursuant to the terms of the Option Agreement, Purchaser hereby agrees to purchase from the Corporation and the Corporation agrees to sell and issue to Purchaser             shares of the Corporation’s common stock (the “Common Stock”) for the Exercise Price per share specified in the Notice of Stock Option Grant payable by personal check, cashier’s check, money order or otherwise as permitted by the Option Agreement. Payment shall be delivered at the Closing, as such term is defined below.

(b) The closing (the “Closing”) under this Agreement shall occur at the offices of the Corporation as of the date hereof, or such other time and place as may be designated by the Corporation (the “Closing Date”).

SECTION 2.	ADJUSTMENT OF SHARES.

Subject to the provisions of the Articles of Incorporation of the Corporation, if (a) there is any stock dividend or liquidating dividend of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of the Corporation, or (b) there is any consolidation, merger or sale of all or substantially all of the assets of the Corporation, then, in such event, any and all new, substituted or additional securities or other cash or property to which Purchaser is entitled by reason of Purchaser’s ownership of the shares shall be immediately subject to the terms of this Agreement, including but not limited to the Right of First Refusal, Transfer Restrictions and Purchase Rights as provided below, with the same force and effect as the shares subject to provisions. Appropriate adjustments shall be made to the number and/or class of shares subject to terms of this Agreement to

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EXHIBIT A TO STOCK OPTION AGREEMENT

NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

reflect the exchange or distribution of such securities. In the event of a merger or consolidation of the Corporation with or into another entity or any other corporate reorganization, the Corporation’s rights may be exercised by the Corporation’s successor.

SECTION 3.	THE COMPANY’S RIGHT OF FIRST REFUSAL AND TRANSFER RESTRICTION.

Before any shares of Common Stock registered in the name of Purchaser may be sold or transferred, such shares shall first be offered to the Corporation as follows (the “Right of First Refusal”):

(a) Purchaser shall promptly deliver a notice (“Notice”) to the Corporation stating (i) Purchaser’s bona fide intention to sell or transfer such shares and the identity of the proposed purchaser or transferee, (ii) the number of such shares to be sold or transferred, and the basic terms and conditions of such sale or transfer, (iii) the price for which Purchaser proposes to sell or transfer such shares, (iv) the name of the proposed purchaser or transferee, and (v) proof satisfactory to the Corporation that the proposed sale or transfer will not violate any applicable U.S. federal, state or foreign securities laws. The Notice shall be signed by both Purchaser and the proposed purchaser or transferee and must constitute a binding commitment subject to the Corporation’s Right of First Refusal as set forth herein.

(b) Within thirty (30) days after receipt of the Notice, the Corporation may elect to purchase all or any portion of the shares to which the Notice refers, at the price per share specified in the Notice. If the Corporation elects not to purchase all or any portion of the shares, the Corporation may assign its right to purchase all or any portion of the shares. The assignees may elect within thirty (30) days after receipt by the Corporation of the Notice to purchase all or any portion of the shares to which the Notice refers, at the price per share specified in the Notice. An election to purchase shall be made by written notice to Purchaser. Payment for shares purchased pursuant to this Section 3 shall be made within thirty (30) days after receipt of the Notice by the Corporation and, at the option of the Corporation, may be made by cancellation of all or a portion of outstanding indebtedness, if any, or in cash or both.

(c) If all or any portion of the shares to which the Notice refers are not elected to be purchased, as provided in subparagraph 3(b), Purchaser may sell those shares to any person named in the Notice at the price specified in the Notice, provided that such sale or transfer complies with Section 3(vii) hereof and is consummated within sixty (60) days of the date of said Notice to the Corporation, and provided, further, that any such sale is made in compliance with applicable U.S. federal, state and foreign securities laws and not in violation of any other contractual restrictions to which Purchaser is bound. The third-party purchaser shall be bound by, and shall acquire the shares of stock subject to, the provisions of this Agreement, including the Corporation’s Right of First Refusal.

(d) Any proposed transfer on terms and conditions different from those set forth in the Notice, as well as any subsequent proposed transfer shall again be subject to the Corporation’s Right of First Refusal and shall require compliance with the procedures described in this Section 3.

(e) Purchaser agrees to cooperate affirmatively with the Corporation, to the extent reasonably requested by the Corporation, to enforce rights and obligations pursuant to this Agreement.

(f) Notwithstanding the above, neither the Corporation nor any assignee of the Corporation under this Section 3 shall have any right under this Section 3 at any time subsequent to the closing of a public offering of the common stock of the Corporation pursuant to a registration statement declared effective under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

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EXHIBIT A TO STOCK OPTION AGREEMENT

NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

(g) The Corporation may object to the proposed transfer of the Purchaser’s shares of Common Stock to a proposed transferee for the following reasons: (i) Purchaser’s sale will be to a direct competitor of the Corporation or to any of its shareholders; or (ii) the proposed transfer will jeopardize or compromise the Corporation’s position with regard to any existing or proposed agreements or contracts or renewals thereof or (iii) such transfer would either threaten the Corporation’s subchapter “S” election under the Internal Revenue Code, or if the Corporation has not so elected, preclude the Corporation from making such an election.

(h) This Section 3 shall not apply to (i) a transfer by will or intestate succession, or (ii) a transfer to one or more members of Purchaser’s Immediate Family (defined below) or to a trust established by Purchaser for the benefit of Purchaser and/or one or more members of Purchaser’s Immediate Family, provided that the transferee agrees in writing on a form prescribed by the Corporation to be bound by all of the provisions of this Agreement to the same extent as they apply to Purchaser. The transferee shall execute a copy of the attached Annex I and file the same with the Secretary of the Corporation. For purposes of this Agreement, Immediate Family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships.

SECTION 4.	COMPANY PURCHASE RIGHT.

(i) At any time during the period that is ninety (90) days following the Purchaser’s termination of Continuous Service with the Corporation for any reason or, if later, the date of purchase of Common Stock upon exercise of the Option Agreement, the Corporation shall have the option (exercisable by written notice to the Purchaser to purchase), and the Purchaser shall sell, all of the shares of Common Stock then owned by the Purchaser (or a transferee of Purchaser) acquired under the Plan in accordance with the procedures set forth in Sections 4(ii) below.

(ii) The purchase price therefor shall be paid in cash and shall be equal to the then fair market value thereof as determined to the Board of Directors. Such fair market value shall be determined as of the day the Corporation elects to exercise Purchase right under this Section and the Board of Director’s good faith determination shall be binding all parties. Such purchase price shall be paid within thirty (30) days after such fair market value is established, provided, however, should the Corporation have insufficient funds to pay such purchase price in a lump sum or if the Board otherwise elects in its discretion, then, at the option of the Corporation, such purchase price shall be paid in five (5) consecutive equal annual payments, the first being made within thirty (30) days after such fair market value is established, and the four (4) remaining payments being made on the first, second, third and fourth anniversary of the first payment, with interest at the applicable federal rate under Section 1274(d) of the Internal Revenue Code using the mid-term rate for the month of the purchase.

SECTION 5.	PURCHASER’S RIGHTS AFTER EXERCISE OF RIGHT OF FIRST REFUSAL OR PURCHASE.

If the Corporation makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Common Stock to be repurchased in accordance with the provisions of Sections 3 or 4 of this Agreement, then from and after such time the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

NPULSE TECHNOLOGIES, INC. 2012 STOCK INCENTIVE PLAN

EXHIBIT A TO STOCK OPTION AGREEMENT

NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

SECTION 6.	LEGEND OF SHARES.

All certificates representing the Common Stock purchased under this Agreement shall, where applicable, have endorsed thereon the following legends and any other legends required by applicable securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF U.S. FEDERAL AND STATE OR APPLICABLE FOREIGN SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER U.S. FEDERAL AND STATE OR APPLICABLE FOREIGN SECURITIES LAWS IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE INITIAL HOLDER HEREOF. SUCH AGREEMENT PROVIDES FOR CERTAIN TRANSFER RESTRICTIONS, INCLUDING RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SECURITIES. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.

If the Option is an ISO, then the following legend should be included:

THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED UPON EXERCISE OF AN INCENTIVE STOCK OPTION, AND THE COMPANY MUST BE NOTIFIED IF THE SHARES SHALL BE TRANSFERRED BEFORE THE LATER OF THE TWO (2) YEAR ANNIVERSARY OF THE DATE OF GRANT OF THE OPTION OR THE ONE (1) YEAR ANNIVERSARY OF THE DATE ON WHICH THE OPTION WAS EXERCISED. THE REGISTERED HOLDER MAY RECOGNIZE ORDINARY INCOME IF THE SHARES ARE TRANSFERRED BEFORE SUCH DATE.

SECTION 7.	PURCHASER’S INVESTMENT REPRESENTATIONS.

(a) This Agreement is made with Purchaser in reliance upon Purchaser’s representation to the Corporation, which by Purchaser’s acceptance hereof Purchaser confirms, that the Common Stock which Purchaser will receive will be acquired with Purchaser’s own funds for investment for an indefinite period for Purchaser’s own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting participation in, or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of Purchaser’s property shall at all times be within Purchaser’s control. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, understanding or agreement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Common Stock.

NPULSE TECHNOLOGIES, INC. 2012 STOCK INCENTIVE PLAN

EXHIBIT A TO STOCK OPTION AGREEMENT

NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

(b) Purchaser understands that the Common Stock will not be registered or qualified under applicable U.S. federal, state or foreign securities laws on the ground that the sale provided for in this Agreement is exempt from registration or qualification under applicable U.S. federal, state or foreign securities laws and that the Corporation’s reliance on such exemption is predicated on Purchaser’s representations set forth herein.

(c) Purchaser agrees that in no event shall Purchaser make a disposition of any of the Common Stock (including a disposition under Section 3 of this Agreement), unless and until (i) Purchaser shall have notified the Corporation of the proposed disposition and shall have furnished the Corporation with a statement of the circumstances surrounding the proposed disposition and (ii) Purchaser shall have furnished the Corporation with an opinion of counsel satisfactory to the Corporation to the effect that (A) such disposition will not require registration or qualification of such Common Stock under applicable U.S. federal, state or foreign securities laws or (B) appropriate action necessary for compliance with the applicable U.S. federal, state or foreign securities laws has been taken or (iii) the Corporation shall have waived, expressly and in writing, its rights under clauses (i) and (ii) of this Section.

(d) With respect to a transaction occurring prior to such date as the Plan and Common Stock thereunder are covered by a valid Form S-8 or similar U.S. federal registration statement, this Subsection shall apply unless the transaction is covered by the exemption from registration or qualification under applicable state law. In connection with the investment representations made herein, Purchaser represents that Purchaser is able to fend for himself or herself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Purchaser’s investment, has the ability to bear the economic risks of Purchaser’s investment and has been furnished with and has had access to such information as would be made available in the form of a registration statement together with such additional information as is necessary to verify the accuracy of the information supplied and to have all questions answered by the Corporation.

(e) Purchaser understands that if the Corporation does not register with the U.S. Securities and Exchange Commission pursuant to section 12 of the U.S. Securities Exchange Act of 1934, as amended, or if a registration statement covering the Common Stock (or a filing pursuant to the exemption from registration under Regulation A of the Securities Act) under the Securities Act is not in effect when Purchaser desires to sell the Common Stock, Purchaser may be required to hold the Common Stock for an indeterminate period. Purchaser also acknowledges that Purchaser understands that any sale of the Common Stock which might be made by Purchaser in reliance upon Rule 144 under the Securities Act may be made only in limited amounts in accordance with the terms and conditions of that Rule.

SECTION 8.	NO DUTY TO TRANSFER IN VIOLATION OF THIS AGREEMENT.

The Corporation shall not be required (a) to transfer on its books any shares of Common Stock of the Corporation which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

SECTION 9.	RIGHTS OF PURCHASER.

(a) Except as otherwise provided herein, Purchaser shall, during the term of this Agreement, exercise all rights and privileges of a shareholder of the Corporation with respect to the Common Stock.

NPULSE TECHNOLOGIES, INC. 2012 STOCK INCENTIVE PLAN

EXHIBIT A TO STOCK OPTION AGREEMENT

NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

(b) Nothing in this Agreement shall be construed as a right by Purchaser to be retained by the Corporation, or an Affiliate of the Corporation in any capacity. The Corporation reserves the right to terminate Purchaser’s Service at any time and for any reason without thereby incurring any liability to Purchaser.

SECTION 10.	RESALE RESTRICTIONS/MARKET STAND-OFF.

Purchaser hereby agrees that in connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Corporation’s initial public offering, Purchaser shall not, directly or indirectly, engage in any transaction prohibited by the underwriter, or sell, make any short sale of, contract to sell, transfer the economic risk of ownership in, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any Common Stock without the prior written consent of the Corporation or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Corporation or such underwriters. Such period of time shall not exceed one hundred eighty (180) days and may be required by the underwriter as a market condition of the offering; provided, however, that if either (a) during the last seventeen (17) days of such one hundred eighty (180) day period, the Corporation issues an earnings release or material news or a material event relating to the Corporation occurs or (b) prior to the expiration of such one hundred eighty (180) day period, the Corporation announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the one hundred eighty (180) day period, then the restrictions imposed during such one hundred eighty (180) day period shall continue to apply until the expiration of the eighteen (18) day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, further, that in the event the Corporation or the underwriter requests that the one hundred eighty (180) day period be extended or modified pursuant to then-applicable law, rules, regulations or trading policies, the restrictions imposed during the one hundred eighty (180) day period shall continue to apply to the extent requested by the Corporation or the underwriter to comply with such law, rules, regulations or trading policies. Purchaser hereby agrees to execute and deliver such other agreements as may be reasonably requested by the Corporation or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. To enforce the provisions of this Section, the Corporation may impose stop-transfer instructions with respect to the Common Stock until the end of the applicable stand-off period.

SECTION 11.	RIGHT TO COMPEL SALE (DRAG-ALONG RIGHTS).

Notwithstanding any provision of this Agreement to the contrary, if at any time the Board of Directors approves a sale of the Corporation, Purchaser agrees that he or she will consent to and raise no objections against the sale of the Corporation, and if the sale of the Corporation is structured as (i) a merger or consolidation of the Corporation, or a sale of all or substantially all of the assets of the Corporation, Purchaser will waive any dissenters’ rights, appraisal rights or similar rights in connection with such merger, consolidation or asset sale, or (ii) a sale of all or substantially all of the Common Stock of the Corporation, Purchaser agrees to sell all of his or her shares of Common Stock acquired under the Plan in the sale of the Corporation, on the terms and conditions approved by the Board of Directors. Purchaser hereby agrees to take all necessary and desirable actions approved by the Board of Directors in connection with the consummation of the sale of the Corporation, including voting for, giving written consent to the sale of the Corporation and executing such agreements and such instruments and completing other actions reasonably necessary to (x) provide customary representations, warranties, indemnities, and escrow arrangements relating to such sale of the Corporation and (y) effectuate the allocation and distribution of the aggregate consideration upon the sale of the Corporation.

NPULSE TECHNOLOGIES, INC. 2012 STOCK INCENTIVE PLAN

EXHIBIT A TO STOCK OPTION AGREEMENT

NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

SECTION 12.	OTHER NECESSARY ACTIONS.

The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

SECTION 13.	NOTICE.

Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon the earliest of personal delivery, receipt or the third full day following deposit in the United States Post Office with postage and fees prepaid, addressed to the other party hereto at the address last known or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.

SECTION 14.	SUCCESSORS AND ASSIGNS.

This Agreement shall inure to the benefit of the successors and assigns of the Corporation and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser and Purchaser’s heirs, executors, administrators, successors and assigns. The failure of the Corporation in any instance to exercise the Right of First Refusal, Purchase Right, Transfer Restriction or other right described herein shall not constitute a waiver of any of such rights as may subsequently arise under the provisions of this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of a like or different nature.

SECTION 15.	APPLICABLE LAW.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such state.

SECTION 16.	NO ORAL MODIFICATION.

No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

SECTION 17.	ENTIRE AGREEMENT.

This Agreement, the Option Agreement and the Plan constitute the entire complete and final agreement between the parties hereto with regard to the subject matter hereof.

NPULSE TECHNOLOGIES, INC. 2012 STOCK INCENTIVE PLAN

EXHIBIT A TO STOCK OPTION AGREEMENT

NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

NPULSE TECHNOLOGIES, INC.	(PURCHASER)

By
Signature
Its

NPULSE TECHNOLOGIES, INC. 2012 STOCK INCENTIVE PLAN

EXHIBIT A TO STOCK OPTION AGREEMENT

NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

ANNEX I

ACKNOWLEDGMENT OF AND AGREEMENT TO BE BOUND

BY THE NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT OF

NPULSE TECHNOLOGIES, INC.

The undersigned, as transferee of shares of common stock of nPulse Technologies, Inc. hereby acknowledges that he or she has read and reviewed the terms of the Notice of Exercise and Common Stock Purchase Agreement of nPulse Technologies, Inc. and hereby agrees to be bound by the terms and conditions thereof, as if the undersigned had executed said Agreement as an original party thereto.

Dated:                     ,             .

(Signature of Transferee)

(Printed Name of Transferee)

NPULSE TECHNOLOGIES, INC. 2012 STOCK INCENTIVE PLAN

ANNEX I TO

NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

EXHIBIT B

U.S. FEDERAL TAX INFORMATION

(Current as of February 7, 2014)

The following memorandum briefly summarizes current U.S. federal income tax law. The discussion is intended to be used solely for general information purposes and does not make specific representations to any participant. A taxpayer’s particular situation may be such that some variation of the basic rules is applicable to him or her. In addition, the U.S. federal income tax laws and regulations are revised frequently and may change again in the future. Each participant is urged to consult a tax advisor, both with respect to U.S. federal income tax consequences as well as any foreign, state or local tax consequences, before exercising any option or before disposing of any shares of stock acquired under the Plan.

Initial Grant of Options

The grant of an option, whether a nonqualified or nonstatutory stock option (“NSO”) or an incentive stock option (“ISO”), is not a taxable event for the optionee, and the Corporation obtains no deduction for the grant of the option. Note, however, that under Section 409A of the Internal Revenue Code, options granted at a discount from fair market value may be considered “deferred compensation” subject to adverse tax consequences, including immediate income tax upon the vesting of the option (whether or not exercised) and a 20% tax penalty.

Nonqualified or Nonstatutory Stock Options

The exercise of an NSO is a taxable event to the optionee on the date of exercise. The amount by which the fair market value of the shares on the date of taxation exceeds the exercise price (the “spread”) will be taxed to the optionee as ordinary income. If the option was granted to an employee, the spread will also be considered “wages” for purposes of FICA taxes. The Corporation will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee from the exercise of the option that is reported to the IRS by the optionee or the Corporation. In general, the optionee’s tax basis in the shares acquired by exercising an NSO is equal to the fair market value of such shares on the date of taxation. The optionee’s holding period for capital gains treatment will begin on the date of taxation. Upon a subsequent sale of any such shares in a taxable transaction, the optionee will realize capital gain or loss (long-term or short-term, depending on whether the required holding period was met before the sale) in an amount equal to the difference between his or her basis in the shares and the sale price.

The capital gains tax rules are complex. If shares are held for more than one year, for gain recognized on or after January 1, 2013, the maximum tax rate on the gain has been increased from fifteen percent (15%) to twenty percent (20%) to the extent that a taxpayer’s income exceeds certain thresholds, which are indexed for inflation (generally, for 2014, $400,000 for single filers, $225,000 for married

Internal Revenue Service regulations generally provide that, for the purpose of avoiding federal tax penalties, a taxpayer may rely only on formal written advice meeting specific requirements. The tax discussion in this document does not meet those requirements. Accordingly, the tax discussion was not intended or written to be used, and it cannot be used, for the purpose of avoiding federal tax penalties that may be imposed on you. Further, the tax discussion in this document could be considered to support the promotion or marketing of the transaction or matter discussed herein. You and any other person reading the tax discussion should seek advice based on his, her or its particular circumstances from an independent tax advisor.

B-1

filing separately, or $450,000 for joint filers). Remaining taxpayers continue to be subject to up to a fifteen percent (15%) long-term capital gains rate. For tax years beginning on or after January 1, 2013, high income taxpayers will also be subject to a new additional Medicare tax of 3.8% on some or all of their net investment income, including capital gain income, if their “modified adjusted gross income” (both earned and investment) exceeds certain thresholds (generally, $200,000 for single filers, $125,000 for married filing separately, or $250,000 for joint filers). Because the rules are complex and can vary in individual circumstances, each participant should consider consulting his or her own tax advisor.

If an optionee exercises an NSO and pays the exercise price with previously acquired shares of stock, special rules apply. The transaction is treated as a tax-free exchange of the old shares for the same number of new shares, except as described below with respect to shares acquired pursuant to ISOs. The optionee’s basis in the new shares is the same as his or her basis in the old shares, and the capital gains holding period runs without interruption from the date when the old shares were acquired. The value of any new shares received by the optionee in excess of the number of old shares surrendered minus any cash the optionee pays for the new shares will be taxed as ordinary income. The optionee’s basis in the additional shares is equal to the fair market value of such shares on the date the shares were transferred, and the capital gain holding period commences on the same date. The effect of these rules is to defer recognition of any gain in the old shares when those shares are used to buy new shares. Stated differently, these rules allow an optionee to finance the exercise of an NSO by using shares of stock that he or she already owns, without paying current tax on any unrealized appreciation in those old shares.

Incentive Stock Options

The holder of an ISO will not for U.S. federal income tax purposes recognize taxable income upon the exercise of the ISO, and the Corporation will not be entitled to a tax deduction by reason of such exercise, provided that the holder is employed by the Corporation on the exercise date (or the holder’s employment terminated within the three (3) months preceding the exercise date). Exceptions to this exercise timing requirement may apply in the event the optionee dies or becomes disabled. The exercise of an option entitled to favorable ISO tax treatment at the time of exercise may, however, result in liability for the alternative minimum tax, discussed below. An option intended to be an ISO which is not exercised in compliance with the ISO timing requirements is treated as an NSO for tax purposes. A subsequent sale of the shares received upon the exercise of an ISO entitled to favorable ISO tax treatment at the time of exercise will result in the realization of long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price for such shares, provided that the sale occurs more than one (1) year after the exercise of the ISO and more than two (2) years after the grant of the ISO. In general, if a sale or disposition of the shares occurs prior to satisfaction of the foregoing holding periods (referred to as a “disqualifying disposition”), the optionee will recognize ordinary income at the time of the sale or disposition in an amount equal to the excess of the fair market value of the shares on the option exercise date of those shares over the exercise price paid for those shares. If the disqualifying disposition is effected by means of an arm’s length sale or exchange with an unrelated party, the ordinary income will be limited to the amount by which the amount realized upon the disposition of the shares or their fair market value on the exercise date, whichever is less, exceeds the exercise price paid for the shares. The amount of an optionee’s disqualifying disposition income will be reported by the Corporation to the Internal Revenue Service. Any additional gain recognized upon the disqualifying disposition will be capital gain, which will be long-term if the shares have been held for more than one (1) year following the exercise date of the option.

Favorable ISO tax treatment is accorded to an optionee at the time of exercise only to the extent that the value of the shares (determined at the time of grant) covered by an ISO first exercisable in any single calendar year does not exceed one hundred thousand dollars ($100,000). If ISOs for shares whose aggregate value exceeds one hundred thousand dollars ($100,000) become exercisable in the same calendar year, the excess will be treated as NSOs.

NPULSE TECHNOLOGIES, INC. 2012 STOCK INCENTIVE PLAN

EXHIBIT B TO STOCK OPTION AGREEMENT

U.S. FEDERAL TAX INFORMATION

A special rule applies if an optionee pays all or part of the exercise price of an ISO by surrendering shares of stock that he or she previously acquired by exercising any other ISO. If the optionee has not held the old shares for the full duration of the applicable holding periods, then the surrender of such shares to fund the exercise of the new ISO will be treated as a disqualifying disposition of the old shares. As described above, the result of a disqualifying disposition is the loss of favorable tax treatment with respect to the acquisition of the old shares pursuant to the previously exercised ISO.

Where the applicable holding period requirements have been met, the use of previously acquired shares of stock to pay all or a portion of the exercise price of an ISO may offer significant tax advantages. In particular, a deferral of the recognition of any appreciation in the surrendered shares is available in the same manner as discussed above with respect to NSOs.

Alternative Minimum Tax

Alternative minimum tax is paid when such tax exceeds a taxpayer’s regular U.S. federal income tax. Alternative minimum tax is calculated based on alternative minimum taxable income, which is taxable income for U.S. federal income tax purposes, modified by certain adjustments and increased by tax preference items.

The “spread” under an ISO—that is, the difference between (a) the fair market value of the shares of stock at exercise and (b) the exercise price—is classified as alternative minimum taxable income for the year of exercise. Alternative minimum taxable income may be subject to the alternative minimum tax. However, if the shares of stock purchased upon the exercise of an ISO are sold in the same taxable year in which alternative minimum taxable income is recognized, then the amount includible in the taxpayer’s alternative minimum taxable income will not exceed the amount realized upon such sale less the option exercise price paid for those shares.

In general, when a taxpayer sells stock acquired through the exercise of an ISO, only the difference between the fair market value of the shares on the date of exercise and the date of sale is used in computing any alternative minimum tax for the year of the sale. The portion of a taxpayer’s alternative minimum tax attributable to certain items of tax preference (including the alternative minimum taxable income from an ISO) can be credited against the taxpayer’s regular liability in later years subject to certain limitations.

Withholding Taxes

Exercise of an NSO produces taxable income which, in the case of an option granted to an employee, is subject to income and FICA tax withholding. The Corporation will not deliver shares to the optionee unless the optionee has agreed to satisfactory arrangements for meeting all applicable U.S. federal, state and local withholding tax requirements.

U.S. federal tax law does not require unrecognized gain on exercise of an ISO to be treated as “wages” for the purposes of FICA taxes.

THIS TAX SUMMARY IS GENERAL IN NATURE AND SHOULD NOT BE RELIED UPON BY ANY PERSON IN DECIDING WHETHER OR WHEN TO EXERCISE AN OPTION. EACH PERSON SHOULD CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THESE MATTERS.

NPULSE TECHNOLOGIES, INC. 2012 STOCK INCENTIVE PLAN

EXHIBIT B TO STOCK OPTION AGREEMENT

U.S. FEDERAL TAX INFORMATION